EXHIBIT 15

                           AGREEMENT AMONG GUARANTORS

      THIS AGREEMENT AMONG GUARANTORS dated May 24, 2005, by and among Oak Finance Investments Limited ("Borrower"), Excalibur Investment Group Limited ("Excalibur"), Kishore Jhunjhunwala ("Jhunjhunwala"), Saurabh Patel ("Patel") and Andrew Harry Ball (Ball").

      WHEREAS, each of the Guarantors (as defined below) has guaranteed to the lenders (collectively, the "Lender") named in the Line of Credit Agreement (the "Credit Agreement"), dated the date hereof, among Oak, the Lender and Stonegate Bank as administrative agent and collateral agent for the Lender, the payment and performance by Borrower of its Obligations under the Credit Agreement;

      WHEREAS, the Guarantors desire to provide for rights of indemnity and contribution in the event that any of them are required to perform their respective obligations under their Guaranties.

      1. Certain Definitions. As used herein,

      (a) "Advance" means the advance made under the Credit Agreement.

      (b) "Claims" means any suits, claims, or demands by third parties, including reasonable counsel fees incurred in investigating or defending such Claims, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Advance and the transactions contemplated by the Credit Agreement.

      (c) "Collateral" has the meaning given it in the Credit Agreement.

      (d) "Guarantor" means any or all of Excalibur, Jhunjhunwala, Patel and Ball.

      (e) "Indemnified Party" means any Guarantor that has become subject to a Claim or has suffered a Loss and any of the heirs and assigns of such Guarantor and any of the directors, officers, trustees, partners, employees, agents, attorneys and shareholders of such Guarantor.

      (f) "Loan Documents" has the meaning given to it in the Credit Agreement.

      (g) "TAC" means The A Consulting Team, Inc., a New York Corporation.

      (h) "TAC Stock Purchase Agreement" has the meaning given it in the Credit Agreement.

      (i) "Loss" means any and all losses, damages, expenses or liabilities of any kind or nature.

      2. Covenant to Comply. Oak and each of the Guarantors agrees, for the benefit of each other party to this Agreement, that they will comply with each and every obligation that they respectively owe to the Lender in connection with the Advance and otherwise.

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      3. Indemnity. Borrower and each Guarantor other than an Indemnified Party
(collectively, the "Indemnifying Parties") shall indemnify, protect, defend and save harmless each Indemnified Party from and against all Losses from any Claims; provided, that no Indemnifying Party shall be obligated to indemnify, protect, defend or save harmless an Indemnified Party if the loss, damage, expense or liability was caused by or resulted from (a) the gross negligence or willful misconduct of that Indemnified Party; (b) the willful violation by any Indemnifying Party of its obligation under any Loan Document; (c) the willful breach by any Indemnifying Party of the representations and warranties that such Indemnifying Party has made in any of the Loan Documents or Section 1 of this Agreement; or, (d) in case of Ball or Excalibur, the willful breach of Section 5 of this Agreement. In case any action shall be brought against an Indemnified Party based upon the above and in respect of which indemnity may be sought against any Indemnified Party, the Indemnified Party against whom such claim was brought, shall promptly notify the Indemnifying Parties, and the Indemnifying Parties shall assume the defense thereof, including the employment of counsel selected by the Indemnifying Parties and reasonably satisfactory to the Indemnified Party. The Indemnified Party shall nonetheless have the right to employ separate counsel to defend any such claim and to participate in the defense thereof at the Indemnified Party's sole cost and expense. No Indemnifying Party shall be liable for any settlement of any such claim effected without its consent, unless such settlement includes an explicit and unconditional release from the party bringing the action of all Indemnified Parties and does not contain any admission of fault or culpability on behalf of such Indemnified Parties, but if settled with the consent of the Indemnifying Parties, or if there be a final judgment for the claimant of any such claim, the Indemnifying Parties will indemnify and save harmless the Indemnified Party against whom such claim was made from and against any Loss by reason of such settlement or judgment.

      4. Contribution. If the Indemnification provided for in Section 3 is unavailable or insufficient to hold harmless an Indemnified Party, then each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the Claims or Losses referred to in
Section 3 of this Agreement (a) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Parties on the one hand and the Indemnified Party from the Advance or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Indemnifying Parties on the one hand and the Indemnified Party on the other in connection with actions or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Relative fault of the Indemnifying Parties on the one hand and the Indemnified Party on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such actions or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to in the first sentence of this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any action or claim which is the subject of this Section 4. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise. The Indemnifying Parties may agree, as between themselves and without limiting the Indemnified Party, as to the respective amounts of such liability for which they each shall be responsible.


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      5. Covenants of Excalibur and Ball. In furtherance of Section 2, each of
Excalibur and Bell covenant to the other that they will perform and discharge each and every obligation under the Warrant respectfully issued them to the holder thereof.

      6. Actions and Omissions by TAC. Notwithstanding any provision of this Agreement, no Guarantor shall be liable to any other Guarantor for a failure to cause TAC to perform any action as required by any Loan Document unless such other Guarantor shall have the action to impede TAC from performing such auction.

      7. Released Collateral. At such time as the Lender releases the Collateral, the Collateral shall be allocated as follows:

            (a) if no Event of Default has occurred and the Collateral has been returned to the pledgors thereof without sale or transfer in any part, then the Collateral shall be returned to each of Oak, Excalibur and Ball in the number of shares of TAC stock pledged by each of Oak, Excalibur and Ball; and

            (b) if an Event of Default has occurred and less than all of the Collateral has been returned to the pledgors thereof, then the Collateral that is returned shall be allocated as follows:

      FIRST, to Ball, up to 2,303,531 shares, less the number of shares that are subject to the Warrant issued by Ball;

      SECOND, to Excalibur, up to 4,972,701 shares (less the number of shares that are Escrow Shares or that were Escrow Shares and were subsequently transferred to TAC), less the number of shares that are subject to the Warrant issued by Excalibur;

      THIRD, to Oak, up to 1,649,697, plus the number of shares (if any) that Oak has purchased from TAC under Section 2.5 of the TAC Stock Purchase Agreement; and

      FOURTH, the balance, if any, to Ball, Excalibur and Oak in proportion to the number of shares of TAC respectively held by them at such time.

      8. Miscellaneous.

      (a) Choice of Law. This Agreement shall be governed and construed, in accordance with the laws of the State of New York, and the respective rights and obligations of the parties hereto shall be governed by such laws, without regard to principles of conflicts of laws.


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      (b) Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY
TO THIS AGREEMENT ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY, BUT IS NOT REQUIRED TO, BE INSTITUTED IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND IF SO INSTITUED ANY PARTY NAMED AS A DEFENDANT IN SUCH SUIT, ACTION OR PROCEEDING WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH PARTY HEREBY DESIGNATES AND APPOINTS CT CORPORATION AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH PARTY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (x) SHALL GIVE PROMPT NOTICE TO AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (y) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (c) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

      (c) No modification or waiver of any provision of this Agreement shall be effective unless such modification or waiver shall be in writing and signed by the party from whom such modification or waiver is sought, and the same shall then be effective only for the period and on the conditions provided therein.

      (d) A determination that any portion of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provisions of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provisions that may apply to other persons or circumstances.

      9. Successors and Assigns.

      (a) All covenants and agreements in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

      10. Waiver of Jury Trial. THE PARTIES HERETO AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY ANY OF THEM ON OR WITH RESPECT TO THIS AGREEMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. THE PARTIES HERETO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING AND WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.


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      IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date and year first written above.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.



                                         OAK FINANCE INVESTMENTS LIMITED


                                         By:/s/ Saurabh Patel
                                            ------------------------------------
                                            Name:  Saurabh Patel
                                            Title: Authorized Person



                                         EXCALIBUR INVESTMENT GROUP LIMITED


                                         By:/s/ Saurabh Patel
                                            ------------------------------------
                                            Name:  Saurabh Patel
                                            Title: Authorized Person


                                         /s/ Kishore Jhunjhunwala
                                         --------------------------------------
                                         Kishore Jhunjhunwala



                                         /s/ Saurabh Patel
                                         --------------------------------------
                                         Saurabh Patel



                                         /s/ Andrew Harry Ball
                                         --------------------------------------
                                         Andrew Harry Ball


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